UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 5, 2011

Viropro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4199 Campus Drive Suite 550 Irvine CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 725-2969

N/A
(Former Name or Former Address if Changed Since Last Report)
1806-300 Avenue des Sommets, QC, H3E 2B7

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)
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Item 1.01 Entry into a Material Definitive Agreement

On January 5, 2011, Viropro Inc. (the Company) announced it had received a binding Letter of Agreement from Spectrum Pharmaceuticals of Irvine, CA for the development of a Rituximab biosimilar.

Amount of agreement was not disclosed but calls for the payment of milestones and royalties on sales of the ensuing product.

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2011, Viropro Inc. accepted the resignation of Mr Serge Beausoleil as Board Member. Mr Beausoleil had previously resigned as President and Chief Executive Officer.

The Company also confirms the appointment of Mr Jeff Hale as Chief Business Officer and Member of the Board.

Finally, the Company also announces that Claude Gingras will resume his functions of Chief Financial Officer and Board Member.

Item 8.01 Other items

On December 20, 2010, Company announced it had retained the services of Gilford Securities Inc. of  New York City to act as strategic advisors.

On December 28, 2010,  Company announced it had been selected as winner of British Airways  2010 Face of  Opportunity Contest  for the quality of its Business Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 6, 2011

VIROPRO, INC.

/s/ Rajiv V. Datar

Rajiv V. Datar, President and Chief Executive Officer